EXHIBIT 10.6


                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT
                              (TIMOTHY J. CONNOLLY)


           THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made as of August 2, 1999 (the "Effective Date"), by and among APPLIED VOICE RECOGNITION, INC., a Delaware corporation doing business as E-DOCS.NET ("Employer"), and TIMOTHY J. CONNOLLY, an individual residing in Harris County, Texas ("Employee").

                              W I T N E S S E T H:

           WHEREAS, Employer, as successor by merger of Applied Voice Recognition, Inc., a Utah corporation, and Employee executed that certain Employment Agreement dated effective as of July 1, 1997 (the "Agreement");

           WHEREAS, Employer and Employee now desire to amend the Agreement pursuant to the terms and provisions set forth herein;

           NOW, THEREFORE, for in consideration of the premises and the mutual covenants contained herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby covenant and agree to modify the Agreement as follows (all capitalized terms herein and not otherwise defined herein shall have the meaning assigned to them in the Agreement):

           1. TERM OF EMPLOYMENT. From and after the Effective Date, all references in the Agreement to the "Expiration Date" as defined in Section 2 of the Agreement, shall refer to December 31, 2001. Furthermore, the following sentence will be added after the second (2nd) sentence of Section 2:

              "If Employer achieves its budgeted gross revenues and EBITDA for the year 2001, this Agreement will be automatically renewed for a one year period expiring December 31, 2002."

           2. COMPENSATION AND OTHER BENEFITS. Subsection (f) of Section 3 of the Agreement is hereby deleted in its entirety and the following is hereby inserted in its place:

              "f. Commencing August 1, 1999, Employee shall be entitled to receive four weeks of paid vacation for each year during the Term and shall be entitled to receive paid holidays as enjoyed by all other employees of Employer."

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           3. COMPENSATION AND OTHER BENEFITS. Subsection (g) of Section 3 of
the Agreement is hereby amended by inserting the following at the end of the second sentence:

              ", except when related to travel to other cities on behalf of Employer."

           4.   COMPENSATION   AND  BENEFITS.   Section  3  of  the
Agreement is hereby amended by the deletion in its entirety of Subsection (b).

           5. COMPENSATION AND BENEFITS. Subsection (c) of Section 3 of the Agreement is hereby deleted and replaced in its entirety with the following:

              "In addition to receiving the Base Salary provided for in Section 3(a), for calendar year 1999, Employee shall be entitled to a bonus of up to One Hundred Twenty Five Thousand Dollars ($125,000.00). Seventy Five Thousand Dollars ($75,000) of the 1999 bonus shall be earned and paid upon execution of this Amendment, and the remaining $50,000 shall be earned if the performance criteria set forth on ATTACHMENT I hereto are achieved by December 31, 1999 and paid by January 31, 2000. For each year thereafter, Employee shall be entitled to a bonus of up to fifty percent (50%) of Employee's Base Salary; provided, however, Employee shall be entitled to such bonus if, and only if, Employee has met the performance criteria set by the Compensation Committee of the Board of Directors of Employer (the "Compensation Committee") for the applicable period. Criteria set by the Compensation Committee shall be set on a quarterly basis for the quarters ending March 31, June 30, September 30, December 31, and bonuses earned pursuant hereto shall be on a quarterly basis. Employer agrees that performance criteria for Employee's bonus to be earned commencing January 1of each year shall be set on or before January 1 of such year. Employee shall have the opportunity to meet with and discuss such criteria with the Compensation Committee prior to the finalization of such criteria. Upon completion of the criteria for the applicable year, such criteria shall be communicated to Employee in writing. If Employee successfully meets the performance criteria established by Employer (in the discretion of Employer), Employer shall pay to Employee the bonus within thirty (30) days of the end of the applicable quarterly period. Notwithstanding the foregoing, if the Compensation Committee and Employee fail to agree on Performance Criteria for any bonus period, then Employee's bonus shall be deemed to be earned if Employer's Chief Executive Officer has earned his performance bonus for such period under his Employment Agreement with Employer."

           6. COMPENSATION AND OTHER BENEFITS. Section 3 of the Agreement is hereby amended by the insertion of the following as Subsection (h) of such
Section 3.

         "h. Employee shall be entitled to a disability policy at the expense of Employer that provides for payments in the amount of one-half of Employee's Base Salary during such period as Employee is disabled, as set forth in and subject to the limitations contained in such policy."

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           7. DUTIES. Subsection (a) of Section 4 of the Agreement is hereby deleted and replaced in its entirety with the following:

         "a. Employee is employed to act as Chairman of the Board of Employer and Chairman of the Strategic and Compensation Committees of Employer. Employee shall be available to consult with the Chief Executive Officer of Employer on an as needed basis as reasonably determined by Employer's Board of Director."

           8. TERMINATION OF EMPLOYMENT. Subsection (c)(5) of Section 5 of the Agreement is hereby amended by the replacement of the reference in such subsection to "thirty days" with "ninety (90) days."

           9. TERMINATION OF EMPLOYMENT. Section 5 of the Agreement is hereby amended by the deletion of each of Subsection (e) and the last paragraph of such
Section 5.

           10. STOCK OPTION PLAN. The following provision is hereby inserted as
Section 20 of the Agreement:

              "On the date, if ever, that Employer completes a spin-off of any of its wholly-owned subsidiaries in an initial public offering (the "Spin-Off IPO"), Employee shall be granted stock options entitling Employee to purchase two percent (2%) of the shares of the spun off subsidiary outstanding after the completion of the Spin-Off IPO (the "Options"). Employer agrees to take all reasonable steps to make such Options available in conjunction with the Spin-Off IPO. The granting instrument for the Options will provide, in addition to other terms set forth therein, that
     (i) the purchase price for the Options shall be the lowest price of any options granted to employees of Employer or such spun off subsidiary in connection with the Spin-Off IPO, and (ii) the Options will vest monthly over the greater of (A) 12 months after the grant or (B) the remaining term of this Agreement. "

           11. CHANGE OF CONTROL. The following provision is hereby inserted as
Section 21 of the Agreement:

              "21. CHANGE OF CONTROL. A "Change in Control" shall be deemed to have occurred if (i) in the context of a single event or series of related events, more than 50% of the voting power of Employer's outstanding securities entitled to vote in elections of directors shall be acquired by any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) other than by any person which includes Employee, or (ii) as the result of a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, the persons who were directors of Employer immediately before the transaction shall cease to constitute a majority of the Board of Directors of Employer or any successor to Employer. In the event of a Change in Control and any Change in Control Qualifying

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     Event (as herein defined) shall occur, Employee shall be permitted to terminate his employment within six (6) months of such Change in Control Qualifying Event and notwithstanding such termination, Employee shall be entitled to receive his Base Salary for the remaining Term of this Agreement. In addition, any stock options granted to Employee pursuant to this Agreement shall immediately vest as of such termination date; however, Employee shall not be eligible to receive any bonus earned pursuant to
     Section 3(c) of this Agreement for any quarter beyond the quarter in which Employee's employment is terminated. For purposes hereof, a Change in Control Qualifying Event shall include (i) a significant diminution, without mutual agreement of the parties, in the nature and scope of Employee's authority, power, functions or duties, (ii) Employer assigns to Employee, without mutual agreement of the parties, substantial additional duties or responsibilities which are inconsistent with the duties of Employee under this Agreement, or (iii) Employer transfers Employee from the principal office of Employer. Employer and Employee agree that if sEmployee does a spin-off initial public offering of e-DOCS Health Care Information Services, Inc., and none of the circumstances described in subsections (i), (ii) or (iii) above apply, such transaction will not be a Change of Control for purposes of this Section 20. Employer and Employee further agree that notwithstanding the foregoing provisions of this Section 21, there will be no Change of Control Qualifying Event if Employee and/or his controlled entities in their capacities as shareholders of Employer vote in favor of such transaction that results in a Change of Control if such transaction is an all cash transaction."

           12. GROSS-UP PROVISION. The following provision is hereby inserted as
Section 22 of the Agreement:

           "22. GROSS-UP PROVISION. If any portion of any payments received by Employee from Employer shall be subject to tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended or any successor statutory provision, Employer shall pay to Employee such additional amounts as are necessary so that, after taking into account any tax imposed by Section 4999 (or any successor statutory provision), and any federal and state income taxes payable on any such tax, the Employee is in the same after-tax position that he would have been if such Section 4999 or any successor statutory provision did not apply and no payments were made pursuant to this Section 22."

           13. OFF-SITE OFFICE. The following provision is hereby inserted as
Section 23 of the Agreement:

           "23. OFF-SITE OFFICE. During the term of this Agreement, Employer shall bear the cost of an office for Employee and Employee's executive assistant at a location mutually acceptable to Employer and Employee, including rent, telephone, computer, internet access, cellular phone, office supplies and entertainment expenses, all according to budgets established from time to time by the mutual agreement of Employer and Employee."

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           14. ATTORNEYS FEES IN CONNECTION WITH AMENDMENT. Employer agrees to reimburse Employee for Employee's reasonable attorneys fees incurred in connection with this Amendment up to a maximum of $5000.

           15. MCDONALD LITIGATION. Employer agrees to assume responsibility for the defense and resolution of and indemnify Employee for any loss, damages, claims or expenses in connection with the pending litigation styled RANDALL B. MCDONALD, JR. AND RANDALL B. MCDONALD LIFE INSURANCE TRUST II VS. TIMOTHY J. CONNOLLY, ET AL, CASE NO. 1999-09379, DISTRICT COURT OF HARRIS COUNTY, 113TH JUDICIAL DISTRICT (the "McDonald Litigation"). Employee agrees to cause Employee's affiliate Applied Voice Recognition, L.P. to distribute up to 180,000 shares of common stock of Employer to Randall B. McDonald and/or the Randall B. McDonald Life Insurance Trust II as part of the resolution of the McDonald Litigation upon notice from Employer. Employer will promptly assume responsibility for the defense of the McDonald Litigation and will have full power and authority to settle such matter on terms acceptable to Employer so long as the sole and maximum liability of Employee and/or Applied Voice Recognition, L.P is for the 180,000 shares of stock of Employer referenced above in this Section 15.

           16. MISCELLANEOUS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the terms of the Agreement. Except as amended hereby, the Agreement is presently in full force and effect in accordance with its original terms, except as previously and herein amended. If any part of this Amendment shall be held invalid, illegal or unenforceable, then such provision shall be deleted from this Amendment and the remainder of this Amendment shall not be affected thereby.

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           IN WITNESS WHEREOF, the parties have executed this Amendment on this
2nd day of August, 1999, effective as of the Effective Date.

                                 EMPLOYER:

                                 APPLIED VOICE  RECOGNITION,  INC., a
                                 Delaware  corporation doing business
                                 as E-DOCS.NET



                                 By:______________________________________
                                    Eric  Black, Chief Executive Officer
                                    and President


                                    EMPLOYEE:


                                    ______________________________________
                                    TIMOTHY J. CONNOLLY



                                Signature Page to
               First Amendment to Employment Agreement
                              (Timothy J. Connolly)

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                                  ATTACHMENT I

                         1999 BONUS PERFORMANCE CRITERIA


      Employer will have achieved BOTH (i) a Revenue Run Rate based on the average accrual basis gross revenues from medical transcription services and sales of products (but not extraordinary consulting services) for November and December, 1999 of no less than $898,000 per month, and (ii) average EBITDA for November and December, 1999 of no less than -$227,000 per month.

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